                                                                  Exhibit (8)(b)


                     ADDENDUM NO. 1 TO CUSTODIAN AGREEMENT
                     -------------------------------------


          This Addendum, dated as of the 30th day of April, 1997, is entered into between PEGASUS VARIABLE ANNUITY FUND (the "Trust"), a Delaware business trust, and NBD BANK ("NBD" or the "Custodian"), a state-chartered bank incorporated under the laws of Michigan.

          WHEREAS, the Trust and NBD have entered into a Custodian Agreement dated March 30, 1995 (the "Custodian Agreement"), pursuant to which the Trust appointed NBD to act as Custodian to the Trust's Money Market Fund, Growth and Value Fund, Mid-Cap Opportunity Fund, Managed Assets Balanced Fund and Growth Fund.

          WHEREAS, Article XIV, Paragraph 9 of the Custodian Agreement provides that in the event the Trust establishes one or more additional portfolios with respect to which it desires to retain NBD to act as the custodian under the Custodian Agreement, the Trust shall so notify NBD in writing and if NBD is willing to render such services it shall notify the Trust in writing, and the compensation to be paid to NBD shall be that which is agreed to in writing by the Trust and NBD pursuant to Article XII, Paragraph 6 of the Custodian Agreement;

          WHEREAS, pursuant to Article XIV, Paragraph 9 of the Custodian Agreement, the Trust has notified NBD that it intends to establish the Bond Fund and Intrinsic Value Fund and that it desires to retain NBD to act as the custodian therefor, and NBD has notified the Trust that it is willing to serve as custodian for such Funds.

          NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.  Appointment.  The Trust hereby appoints NBD to act as Custodian to
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the Trust for the Bond Fund and Intrinsic Value Fund for the period and on the terms set forth in the Custodian Agreement. NBD hereby accepts such appointment and agrees to render the services set forth in the Custodian Agreement, for the compensation provided in Appendix A hereto.

          2.  Capitalized Terms.  From and after the date hereof, the terms
              -----------------
"Fund" and "Series" as used in the Custodian Agreement shall be deemed to include the Bond Fund and Intrinsic Value Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Custodian Agreement.

          3.  Miscellaneous.  Except to the extent supplemented hereby, the
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Custodian Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

          IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                    PEGASUS VARIABLE ANNUITY FUND



                                    By: /s/ Donald G. Sutherland
                                        ------------------------
                                        Donald G. Sutherland
                                        President and Trustee

                                    NBD BANK



                                    By: /s/ Frank J. Simonds
                                        ------------------------
                                         Frank J. Simonds
                                         Vice President

                                  APPENDIX A
                                  ----------


          Fee schedule for the services provided by NBD Bank as Custodian to the Bond Fund and Intrinsic Value Fund.


Basic Annual Account Charge                               $  1,000

Annual Security Fee

     First $20,000,000                      =                 .0003
     Next  $20,000,000                      =                 .00025
     Next  $20,000,000                      =                 .0002
     Next  $40,000,000                      =                 .00015
     Next $200,000,000                      =                 .000125
     Balance over $300,000,000              =                 .0001

Asset Fee $1.541 per security held at end of month.

Security Transactions:

     $13.00    for each Pass-Through Certificate Payment
     $35.00    for Option Transactions requiring Escrow Receipts
     $20.00    for all other security transactions

Accounting Statements:

     Cash Statement - $50 per statement
     Inventories    - $50 per inventory


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